UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 8.01     Other Events

On November 21, 2019, the Public Utilities Commission of Ohio (“PUCO”) issued a Supplemental Opinion and Order (the “PUCO Order”) modifying and amending the March 13, 2017 Amended Stipulation and Recommendation of The Dayton Power and Light Company (“DP&L”) previously approved by the PUCO on October 20 2017 and establishing DP&L’s third electric security plan (“ESP 3”). Among other matters, the PUCO Order invalidated the Distribution Modernization Rider (“DMR”) component of ESP 3, removed from ESP 3 the DMR and provisions tied to the term or expiration of the DMR, and directed DP&L to file amended tariffs to be effective by November 29, 2019. The DMR was designed to collect $105 million per year through October 2020 in order to pay debt obligations at DP&L and DPL Inc. and position DP&L to modernize and/or maintain its transmission and distribution infrastructure, with an option for DP&L to file for an extension of the DMR for an additional two years in an amount to be approved by the PUCO. DP&L had exercised the extension option on January 22, 2019 by filing a request with the PUCO for a two-year extension of the DMR through October 2022 in the amount of $199 million per year.

In accordance with applicable law and regulation, DP&L plans to make a filing with the PUCO to withdraw its entire ESP 3 and implement rates consistent with DP&L’s most recent standard service offer approved by the PUCO in 2016 based on DP&L’s first electric security plan (“ESP 1 Rates”), including a rate stabilization charge that DP&L approximates at $75-80 million per year. For a description of ESP 3 and its components, please see DP&L’s 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019.

DP&L also is exploring other options to address the amounts that were expected from the DMR and any subsequent withdrawal of ESP 3. If DP&L is not able to obtain revenue comparable to that projected under ESP 3, it could have a significant and adverse impact on the results of operations, cash flows, and financial condition of DP&L and DPL Inc.

DP&L’s ESP 3 docket, which includes copies of the PUCO Order and other filings related to ESP 3, is available at the website of the PUCO at www.puco.oho.gov by searching Case No. 16-0395-EL-SSO. The information on the website of the PUCO is not incorporated herein.

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan”, and similar words. Such forward-looking statements include, but are not limited to, statements with respect to financial projections, the anticipated impacts of the PUCO Order, and DP&L’s plans to address the PUCO Order, and other management expectations and similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2018 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires copies of DPL or

DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DP&L’s website at www.dpandl.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: November 21, 2019	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: November 21, 2019	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary